Exhibit 99.11

October 24, 2022

The Board of Directors
Tiga Acquisition Corp.
Ocean Financial Centre
Level 40, 10 Collyer Quay
Singapore 049315
Re: Registration Statement on Form S-4 of Tiga Acquisition Corp.
filed October 19, 2022

Members of the Board:

The Duff & Phelps Opinions Practice of Kroll, LLC (“Duff & Phelps”) hereby consents to (i) the inclusion of our opinion letter dated May 9, 2022 (the “Opinion”) to the Board of Directors of Tiga Acquisition Corp (“Tiga”) as Annex K to the proxy statement/prospectus that is being filed on the date hereof with the Securities and Exchange Commission in connection with the proposed merger involving Tiga, Tiga Merger Sub LLC (a wholly owned subsidiary of Tiga), and Grindr Group LLC (“Grindr”), which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Tiga (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission, (ii) the references therein to Duff & Phelps and (iii) the inclusion therein of (a) the summaries of and excerpts from the Opinion, (b) the description of certain financial analyses and (c) certain terms of our engagement by Tiga. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our Opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

By giving such consent, Duff & Phelps does not thereby admit that we are experts with respect to any part of such proxy statement/prospectus within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

DUFF & PHELPS OPINIONS PRACTICE OF KROLL, LLC

By:	/s/ Sheryl Cefali

Sheryl Cefali, Managing Director

Kroll, LLC 10100 Santa Monica Blvd. Suite 1100 Los Angeles, CA 90067	T +1 424 249 1660	www.Kroll.com